Exhibit 10.33

AMENDMENT FOURTEENTH TO THE

LOGISTICS SERVICES AGREEMENT

This FOURTEENTH AMENDMENT TO THE LOGISTICS SERVICES AGREEMENT (this “Amendment”), is made and entered into as of November 14, 2019, by and between The Honest Company, Inc. (“Client”) and Geodis Logistics, LLC (“GEODIS,” and together with Client, the “Parties”).

WHEREAS, the Parties entered into that certain Logistics Services Agreement, dated January 27, 2014, as amended (the “Agreement”);

WHEREAS, the Term for the warehouse located at 13053 San Bernardino Avenue, Fontana, California 92335 (the “Fontana Warehouse”) will expire on November 15, 2019;

WHEREAS, the Parties desire to extend the Term of the Fontana Warehouse through December 20, 2019.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in the Agreement and this Amendment, the Parties agree as follows:

1.	Extension of Term. The Parties agree to extend the Term for the Fontana Warehouse through December 20, 2019.

2.	No Other Changes. Except as provided herein, all provisions of the Agreement and related Exhibits remain unchanged and in full force and effect.

3.	Capitalized Terms. Capitalized terms not herein defined shall have the meanings set forth in the Agreement.

4.

Counterparts. This Amendment may be executed in multiple counterparts (including execution by facsimile or other electronic transmission) with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same document.

[Signatures on the Following Page]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the date first set forth above.

THE HONEST COMPANY, INC.		GEODIS LOGISTICS LLC

Name:	/s/ Glenn Klages	Name:	/s/ Mike Honious

Name:	Glenn Klages	Name:	Mike Honious

Title:	EVP Supply Chain	Title:	Chief Operating Officer

Date:	11/14/2019 12:14 PST	Date:	November 15, 2019